Proxy Voting Results

A special meeting of the shareholders of Fidelity California Municipal Money Market Fund and Spartan California Municipal Money Market Fund was held on March 24, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	1,555,607,121.44	73.865
Against	450,145,550.91	21.374
Abstain	99,778,823.92	4.738
Broker Non-Votes	487,767.00	.023
TOTAL	2,106,019,263.27	100.00
PROPOSAL 2
To elect the fourteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	1,960,697,958.29	93.100
Withheld	145,321,304.98	6.900
TOTAL	2,106,019,263.27	100.00
Ralph F. Cox
Affirmative	1,959,372,100.24	93.037
Withheld	146,647,163.03	6.963
TOTAL	2,106,019,263.27	100.00
Laura B. Cronin
Affirmative	1,960,713,065.19	93.100
Withheld	145,306,198.08	6.900
TOTAL	2,106,019,263.27	100.00
Robert M. Gates
Affirmative	1,959,167,309.56	93.027
Withheld	146,851,953.71	6.973
TOTAL	2,106,019,263.27	100.00
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	1,960,571,130.92	93.094
Withheld	145,448,132.35	6.906
TOTAL	2,106,019,263.27	100.00
Abigail P. Johnson
Affirmative	1,950,948,695.34	92.637
Withheld	155,070,567.93	7.363
TOTAL	2,106,019,263.27	100.00
Edward C. Johnson 3d
Affirmative	1,950,052,457.55	92.594
Withheld	155,966,805.72	7.406
TOTAL	2,106,019,263.27	100.00
Donald J. Kirk
Affirmative	1,959,753,687.18	93.055
Withheld	146,265,576.09	6.945
TOTAL	2,106,019,263.27	100.00
Marie L. Knowles
Affirmative	1,960,328,258.12	93.082
Withheld	145,691,005.15	6.918
TOTAL	2,106,019,263.27	100.00
Ned C. Lautenbach
Affirmative	1,961,289,589.64	93.128
Withheld	144,729,673.63	6.872
TOTAL	2,106,019,263.27	100.00
Marvin L. Mann
Affirmative	1,960,326,240.83	93.082
Withheld	145,693,022.44	6.918
TOTAL	2,106,019,263.27	100.00
William O. McCoy
Affirmative	1,959,989,350.04	93.066
Withheld	146,029,913.23	6.934
TOTAL	2,106,019,263.27	100.00
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	1,956,473,713.41	92.899
Withheld	149,545,549.86	7.101
TOTAL	2,106,019,263.27	100.00
William S. Stavropoulos
Affirmative	1,959,941,317.40	93.064
Withheld	146,077,945.87	6.936
TOTAL	2,106,019,263.27	100.00
*Denotes trust-wide proposals and voting results.